                                                               Exhibit 10.100(b)

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                               SALE AND SERVICING

                                    AGREEMENT

                                      among

                      FIRST INVESTORS RESIDUAL FUNDING LP,
                                     Issuer

                    FIRST INVESTORS FINANCIAL SERVICES INC.,
                           as Servicer and Transferor

                                       and

                          FIRST UNION SECURITIES, INC.,
                       as Deal Agent and Collateral Agent

                          Dated as of December 6, 2001

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                PAGE
ARTICLE I DEFINITIONS 1
  SECTION 1.1 DEFINITIONS......................................................    1
  SECTION 1.2 OTHER DEFINITIONAL PROVISIONS....................................   10
  SECTION 1.3 COMPUTATION OF TIME PERIODS......................................   10
  SECTION 1.4 INTERPRETATION...................................................   10
ARTICLE II CONVEYANCE OF TRANSFERRED ASSETS AND ASSIGNMENT OF RIGHTS   11
  SECTION 2.1 CONVEYANCE OF TRANSFERRED ASSETS.................................   11
  SECTION 2.2 PAYMENT FOR COLLATERAL...........................................   11
  SECTION 2.3 ADDITIONAL TRANSFERS.............................................   11
ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS   12
  SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR ................   12
  SECTION 3.2 REPRESENTATIONS AND WARRANTIES RELATING TO THE COLLATERAL .......   16
  SECTION 3.3 PURCHASE OF TRANSFERRED ASSETS UPON BREACH ......................   16
  SECTION 3.4 FUTURE SECURITIZATIONS ..........................................   17
  SECTION 3.5 COVENANTS OF THE TRANSFEROR .....................................   17
  SECTION 3.6 NEGATIVE COVENANTS OF THE TRANSFEROR ............................   18
  SECTION 3.7 FINANCIAL COVENANTS OF THE TRANSFEROR ...........................   24
  SECTION 3.8 SEPARATE EXISTENCE OF TRANSFEROR ................................   25
ARTICLE IV ADMINISTRATION AND SERVICING OF COLLATERAL  25
  SECTION 4.1 DUTIES OF THE SERVICER ..........................................   25
  SECTION 4.2 COVENANTS OF SERVICER ...........................................   26
  SECTION 4.3 ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION
  EVENT........................................................................   26
  SECTION 4.4 ANNUAL ACCOUNTANTS' REPORT ......................................   27
  SECTION 4.5 SUBSERVICERS ....................................................   27
ARTICLE V [RESERVED] 27
ARTICLE VI THE SERVICER   27
  SECTION 6.1 REPRESENTATIONS OF SERVICER .....................................   27
  SECTION 6.2 LIABILITY OF SERVICER, INDEMNITIES ..............................   29
  SECTION 6.3 MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF
  THE SERVICER 30
  SECTION 6.4 LIMITATION ON LIABILITY OF SERVICER AND OTHERS ..................   30
  SECTION 6.5 DELEGATION OF DUTIES ............................................   31
  SECTION 6.6 SERVICER NOT TO RESIGN ..........................................   31
ARTICLE VII DEFAULT  31
  SECTION 7.1 SERVICER EVENT OF DEFAULT .......................................   31
  SECTION 7.2 APPOINTMENT OF SUCCESSOR ........................................   31
ARTICLE VIII ADMINISTRATIVE DUTIES OF THE SERVICER   32
  SECTION 8.1 ADMINISTRATIVE DUTIES ...........................................   32
  SECTION 8.2 RECORDS .........................................................   33
  SECTION 8.3 REPORTING .......................................................   33

  SECTION 8.4 ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER ...........   34
ARTICLE IX MISCELLANEOUS PROVISIONS                                              34
  SECTION 9.1  AMENDMENT......................................................   34
  SECTION 9.2  PROTECTION OF RIGHT, TITLE AND INTEREST IN COLLATERAL..........   34
  SECTION 9.3  NOTICES........................................................   35
  SECTION 9.4  ASSIGNMENT; THIRD PARTY BENEFICIARIES..........................   35
  SECTION 9.5  INDEMNITIES BY TRANSFEROR......................................   35
  SECTION 9.6  SEVERABILITY...................................................   36
  SECTION 9.7  EXECUTION IN COUNTERPARTS......................................   36
  SECTION 9.8  HEADINGS.......................................................   36
  SECTION 9.9  GOVERNING LAW..................................................   36
  SECTION 9.10 NONPETITION COVENANTS..........................................   36
  SECTION 9.11 LIMITATION OF LIABILITY........................................   37
  SECTION 9.12 ENTIRE AGREEMENT...............................................   37
  SECTION 9.13 CONSENT TO SERVICE.............................................   37
  SECTION 9.14 RECOURSE AGAINST CERTAIN PARTIES...............................   37
  SECTION 9.15 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY............   38
  SECTION 9.16 CERTAIN FEES, COSTS AND EXPENSES...............................   38
  SECTION 9.17 CONFIDENTIALITY................................................   39

EXHIBITS

Exhibit A    Form of Transfer Certificate
Exhibit B    Servicing and Collection Policy

SCHEDULES

Schedule 3.1(o) Name, Jurisdiction of Formation, Addresses and Trade Names or Other Names of the Transferors
Schedule 3.1(q)    Debt of Transferor
Schedule 3.1(s)    ERISA Plans Exceeding Fair Market Value
Schedule 3.1(u)    Subsidiaries; Capitalization
Schedule 3.1(v)    Other Agreements
Schedule 3.6(a)    Permitted Debt
Schedule 3.6(b)    Permitted Liens

     SALE AND SERVICING AGREEMENT (this "AGREEMENT") dated as of December 6, 2001, among FIRST INVESTORS RESIDUAL FUNDING LP, a Delaware limited partnership (the "ISSUER"), FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation, (in its capacity as Servicer together with any of its Affiliates acting as servicer, the "SERVICER", in its capacity as Transferor, the "TRANSFEROR" or "FIFS"), and First Union Securities, Inc., a Delaware corporation (in its capacity as deal agent, the "DEAL AGENT" or in its capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS

     WHEREAS, the Transferor has acquired certain residual interests under various Securitizations pursuant to the Asset Purchase Agreement, dated as of the date hereof among the Transferor, as purchaser and the Sellers named therein (the "ASSET PURCHASE AGREEMENT");

     WHEREAS, the Issuer desires to acquire the Transferor's residual interests in the Securitizations;

     WHEREAS, the Servicer is willing to service all such assets;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS.

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in SECTION 4.4.

ADJUSTED NET INCOME: For any period and any Person, such Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than its Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its Subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to an asset disposition other than in the ordinary course of business; and (c) to the extent not included in CLAUSE (a) and CLAUSE (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses.

AFFILIATE: As defined in the Security Agreement.

AGREEMENT: As defined in the PREAMBLE.

BANKRUPTCY CODE: The United States Bankruptcy Reform Act of 1978 (11 U.S.C.Section. 101, ET SEQ.), as amended from time to time.

CAPITAL LEASE OBLIGATIONS: As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person according to GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

CAPITAL STOCK: Corporate stock and any and all shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership, or any options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership, or other type of entity).

CHARGED-OFF RECEIVABLES: With respect to Receivables of the Transferor, any Seller or any Subsidiary which the Transferor, such Seller or any Subsidiary has determined, in accordance with its charge-off policies consistently applied with past practices, that all or a portion of the outstanding principal balance is uncollectable, the aggregate principal balance of all such Receivables as of the date immediately prior to the date any such determination of Charged-Off Receivables is made.

CODE: The Internal Revenue Code of 1986, as amended.

COLLATERAL AGENT: FUSI.

CONTINGENT OBLIGATIONS: With respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

DEAL AGENT: FUSI.

DEBT: As to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established to the satisfaction of the Deal Agent;
(d) all Capital Lease Obligations of such Person; (e) all Contingent Obligations of such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; PROVIDED, HOWEVER, that the amount of such Debt of any Person described in this CLAUSE (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of
(i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the property or asset encumbered, as determined by the Deal Agent in its reasonable discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); and (i) all vested obligations of such Person for the payment of money under any noncompete, consulting, or similar arrangements providing for the deferred payment of the purchase price for an acquisition consummated prior to the date hereof to the extent that any such obligations are, according to GAAP, reflected as a capitalized liability on a balance sheet of such Person.

DELINQUENT RECEIVABLES: The aggregate principal balance of all Receivables of the Transferor or any Subsidiary as to which more than ten (10) dollars of any scheduled payments remains unpaid for more than thirty (30) days from the date at which it is contractually due and payable.

DIVIDEND ASSETS: All present and future rights of the Transferor to receive dividends from FIACC, FIRC, FAFC, FIAIC, FIARC and any other Seller or any other distributions of any character, including upon any liquidation, winding up or similar action.

EBITDA: For any period and any Person, the total of the following calculated without duplication for such Person on a consolidated basis for such period: (a) Adjusted Net Income; PLUS (b) any provision for (or less any benefit from) income or franchise taxes deducted in determining Adjusted Net Income; PLUS (c) Interest Expense deducted in determining Adjusted Net Income; PLUS (d) amortization and depreciation expense deducted in determining Adjusted Net Income; PLUS (e) other noncash charges deducted in determining Adjusted Net Income and not already deducted in accordance with CLAUSE (d) above or CLAUSE
(b) and CLAUSE (c) of the definition of Adjusted Net Income; MINUS (f) noncash credits included in determining consolidated Adjusted Net Income and not already excluded in accordance with the definition of Adjusted Net Income.

ENVIRONMENTAL LAWS: Any and all federal, state, and local laws, regulations, and requirements regulating health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

ERISA AFFILIATE: Any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Transferor or any of its Subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with the Transferor or any of its Subsidiaries.

EXCEPTED PERSONS: As defined in SECTION 9.17.

FIACC: First Investors Auto Capital Corporation, a Delaware corporation.

FIARC AGREEMENT: That certain Security Agreement, dated as of October 22, 1996, as amended, by and among FIARC, Enterprise Funding Corporation, Wells Fargo Bank Minnesota, N.A., MBIA Insurance Corporation, Bank of America N.A. and the Transferor, as the same may hereafter be amended, restated, modified, renewed or extended from time to time.

FIARC PURCHASE AGREEMENT: That certain Purchase Agreement, dated as of October 22, 1996, as amended, between the Transferor and FIARC, as the same may hereafter be amended, restated, modified, renewed or extended from time to time.

FIFS: As defined in the PREAMBLE.

FIFSG: First Investors Financial Services Group, Inc., a Texas corporation.

FIRC AGREEMENT: That certain Second Amended and Restated Credit Agreement, dated as of November 15, 2000, as amended, among FIRC, the financial institutions party thereto and Bank of America, as agent, as the same may be further amended, restated, modified, renewed or extended from time to time.

FIRC COLLATERAL AGENT: Wells Fargo Bank Minnesota, National Association and any successor thereto appointed pursuant to Section 19 of the FIRC Security Agreement.

FIRC PURCHASE AGREEMENT: The Amended and Restated Purchase Agreement, dated as of October 30, 1996, between the Transferor and FIRC, as the same has been and may hereafter be amended, restated, modified, renewed or extended from time to time.

FIRC SECURITY AGREEMENT: That certain Third Amended and Restated Collateral Security Agreement, dated as of November 15, 2000, among FIRC, the FIRC Collateral Agent, and the agent and the banks party to the FIRC Agreement, as the same may be amended, restated, modified, renewed or extended from time to time.

FIRST UNION: First Union National Bank.

FIVH: First Investors (Vermont) Holdings, Inc., a Vermont corporation.

FUSI: First Union Securities, Inc., a Delaware corporation.

GAAP: Generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with SECTION 1.4 hereof), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof, any central bank (or other similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

INTEREST EXPENSE: For any period and for any Person, the sum of (a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, PLUS (b) expenses paid under Hedging Agreements during such period, MINUS (c) payments received under Hedging Agreements during such period.

INVENTORY: All inventory now owned or hereafter acquired by the Transferor or any Subsidiary of the Transferor wherever located and whether or not in transit, which is or may at any time be held for sale or lease, or furnished under any contract (exclusive of leases of real Property) for service or held or used as raw materials, work in process, or supplies or materials used or consumed in the business of the Transferor or any Subsidiary of the Transferor.

INVESTMENTS: As defined in SECTION 3.6(e).

ISSUER: As defined in the preamble.

LIEN: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever.

MANAGED ASSETS: "Receivables Held for Investment" as determined historically for inclusion under such item in the consolidated balance sheet of FIFSG provided that such term shall: (i) not include any Receivables of ALAC Receivables Corporation, ALAC Automobile Receivables Trust 1998-1 or ALAC LLC; (ii) not be adjusted for any changes in GAAP; and (iii) include Receivables of the Transferor and its Subsidiaries (other than those noted in clause (i) above) that have been included in an off-balance sheet Securitization program created by the Transferor or such Subsidiaries after the Closing Date.

MATERIAL ADVERSE EFFECT: With respect to any Person, any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the prospects, business or financial condition, or performance of such Person or of such Person and its Subsidiaries, taken as a whole, (b) the ability of such Person to pay and perform the obligations for which such Person is responsible when due, (c) with respect to the Transferor and its Subsidiaries and any Seller, the validity or enforceability of (i) any of the Transaction Documents, (ii) any Lien created or purported to be created by any of the Transaction Documents or the required priority of any such Lien, or (iii) the rights and remedies of the Deal Agent or the Note Investors under any of the Transaction Documents or (d) a default or other event shall occur under any securitization program that results in accelerated amortization of the related Securities where such accelerated amortization is not, in the sole judgment of the Deal Agent, subject to reversal by action readily available to the Transferor.

MONTHLY REPORT: As defined in SECTION 8.3(a).

MOODY'S: Moody's Investors Service, Inc.

MULTIEMPLOYER PLAN: A multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Transferor, its Subsidiaries or any ERISA Affiliate at any time within the six (6) year period preceding the date hereof or hereafter and which is covered by Title IV of ERISA.

NET PROCEEDS: (i) In connection with any disposition of assets of the Transferor or any Seller (or the assets of any direct or indirect Subsidiary of the Transferor or any Seller), the cash proceeds received by such Transferor or Seller from such disposition (including, without limitation, payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (a) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, investment banking fees, financial advisory fees, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits, and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition), and (b) amounts applied to repayment of Debt secured by a lien, security interest, claim or encumbrance on the asset or property disposed and (ii) in connection with issuance of any equity Securities, the cash proceeds received from such issuance, net of all costs of such issuance (including, without limitation, reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions, and other customary fees and expenses) actually paid.

NOTE: As defined in the Note Purchase Agreement.

NOTE INVESTOR: As defined in the Security Agreement.

NOTE PURCHASE AGREEMENT: The Note Purchase Agreement, dated as of December 6, 2001, among the Issuer, the Deal Agent, VFCC, First Union and the Liquidity Banks named therein.

OPINION OF COUNSEL: A written opinion of counsel which opinion is acceptable in form and substance and is rendered by counsel satisfactory to the Deal Agent.

PBGC: The Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

PERMITTED LIEN: As defined in SECTION 3.6(b).

PERSON: Any individual, corporation, estate, partnership, limited liability company, limited liability partnership, limited partnership, joint venture association, joint stock company, trust (including any beneficiary thereof) unincorporated organization or government or any agency or political subdivision thereof.

PLAN: Any employee benefit plan established or maintained by the Transferor or any of its Subsidiaries or any ERISA Affiliate and which is subject to TITLE IV of ERISA.

PROHIBITED TRANSACTION: Any transaction described in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which no statutory or administrative exemption applies.

PROJECT BRAVE PURCHASE AGREEMENTS: That certain Amended and Restated Contract Purchase Agreement, dated as of August 8, 2000, by and between First Investors Servicing Corporation and FIFS Acquisition Funding Company, L.L.C. and that certain Amended and Restated NIM Collateral Purchase Agreement, dated as of August 8, 2000, by and between First Investors Servicing Corporation, ALAC Receivables Corp. and FIFS Acquisition Funding Company, L.L.C., as amended by that certain First Amendment to Amended and Restated NIM Collateral Purchase Agreement, dated as of September 15, 2000, as such documents may be amended from time to time after the Closing Date.

PROPERTY: For any Person, property or assets of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

PURCHASE PRICE: With respect to each of the Transferred Assets sold by the Transferor hereunder, the fair market value, as determined in good faith by the Transferor and the Issuer as of the date such Transferred Asset is sold to the Issuer.

RECEIVABLES: At any date of determination thereof, each and every "account" as such term is defined in article or chapter 9 of the UCC (or any successor statute) and includes, without limitation, all of the present and future rights to payment under any retail installment sales contract or installment note and related security agreement, arising from the sale of a motor vehicle or the refinancing thereof.

RENTAL EXPENSE: For any period and for any Person, the rental or lease expense of such Person under operating leases calculated without duplication on a consolidated basis for such period as determined in accordance with GAAP.

REPORTABLE EVENT: Any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

RESIDUAL ASSETS: As defined in the Asset Purchase Agreement.

S&P: Standard & Poor's Ratings Services.

SECURED PARTIES: As defined in the Security Agreement.

SECURITIES: Any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes, or other evidences of indebtedness for borrowed money, secured or unsecured.

SECURITIZATION: The Receivables warehouse line provided by the FIRC Agreement, the commercial paper facility provided by Enterprise Funding Corporation to FIARC, and any securitization occurring after the Closing Date of the Transferor's or any of its Affiliates' Receivables through the issuance of asset-backed Securities (including the Project Brave LLP program and the First Investors Auto Owner Trust 2000-A).

SECURITIZATION FACILITY DOCUMENTS: Any agreement, document, and instrument now or hereafter executed and/or delivered in connection with the FIAIC Assets, FIARC Assets, FIRC Assets, the Project Brave Assets and any other Securitization including, without limitation, the FIARC Agreement, the FIARC Purchase Agreement, the FIRC Agreement, the FIRC Purchase Agreement, the FIRC Security Agreement, the Project Brave Purchase Agreements and any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof.

SECURITIZATION FACILITY SERVICER REPORT: As defined in SECTION 8.3(c).

SECURITIZATION SERVICER: Any Person acting as a servicer under the Securitization Facility Documents.

SECURITY AGREEMENT: The Security Agreement, dated as of December 6, 2001, among the Issuer as the debtor, FUSI, as the deal agent and the collateral agent and the Transferor, as the seller.

SERVICER: As defined in the PREAMBLE.

SERVICER'S CERTIFICATE: As defined in SECTION 4.3(a).

SERVICER EVENT OF DEFAULT: An event specified in SECTION 7.1.

SERVICER TERMINATION NOTICE: As defined in SECTION 7.1(b).

SERVICING AND COLLECTION POLICY: The written servicing and collection policies of FIFS and its Affiliates in effect on the date hereof and attached hereto as EXHIBIT B, as amended from time to time in accordance with SECTION 4.2(c).

SOLVENT: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

SUBSIDIARY: (a) When used to determine the relationship of a Person to another Person, a Person of which an aggregate of more than 50% or more of the Capital Stock is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and (b) when used with respect to a Plan, ERISA, or a provision of the Code pertaining to employee benefit plans, means, with respect to a Person, any corporation, trade, or business (whether or not incorporated) which is under common control with such Person and is treated as a single employer with such Person under Section 414(b) or (c) of the Code and the regulations thereunder.

SUCCESSOR SERVICER: As defined in SECTION 7.2(a).

TANGIBLE NET WORTH: With respect to any Person, at any time, the consolidated stockholders' equity of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, MINUS intangible assets of such Person and its consolidated Subsidiaries (including, without limitation, capitalized fees and unrealized gains or losses reported as other comprehensive income/expense relating to hedging activities), PLUS any subordinated debt of such Person and its Subsidiaries approved, in writing, by the Deal Agent.

TOTAL LIABILITIES: At the time of determination and without duplication, all amounts which, in conformity with GAAP, would be included in total liabilities on a consolidated balance sheet of the Transferor and its Subsidiaries.

TRANSFER CERTIFICATE: A transfer certificate executed in connection with any sale, transfer and assignment of any additional Residual Asset on any day other than the Closing Date in accordance with SECTION 2.3, each in form and substance identical to EXHIBIT A hereto.

TRANSFER DATE: As defined in SECTION 2.3.

TRANSFERRED ASSET: As defined in SECTION 2.1, together with all Residual Assets from time to time transferred after the Closing Date in accordance with SECTION 2.3.

VFCC: Variable Funding Capital Corporation, a Delaware corporation.

VOTING STOCK: Capital Stock of a Person having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

WHOLLY-OWNED SUBSIDIARY: Any Subsidiary that is owned 100% by the Transferor and/or a Subsidiary of the Transferor.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Security Agreement.

     (b) All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 1.3 COMPUTATION OF TIME PERIODS.

     Unless otherwise stated in this Agreement in the computation of a period of time from a specified date to a later specific date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     SECTION 1.4 INTERPRETATION.

     In each Transaction Document, unless a contrary intention appears:

     (a) the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

     (c) reference to any gender includes each other gender;

     (d) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

     (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                   ARTICLE II

            CONVEYANCE OF TRANSFERRED ASSETS AND ASSIGNMENT OF RIGHTS

     SECTION 2.1 CONVEYANCE OF TRANSFERRED ASSETS.

     As of the Closing Date, in consideration for the payment of the Purchase Price therefor, the Transferor does hereby sell, transfer, assign, set over, contribute and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Transferor in and to the following, whether now owned or hereafter acquired (collectively, with all Residual Assets transferred on any Transfer Date, the "TRANSFERRED ASSETS");

     (a) the Residual Assets;

     (b) all rights, but none of the duties or obligations, of the Transferor under the Asset Purchase Agreement;

     (c) the Dividend Assets; and

     (d) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing items in this SECTION 2.1.

     It is the intention of the Transferor that the sale and assignment contemplated by this Agreement shall constitute a sale, contribution and absolute assignment of the Collateral from the Transferor to the Issuer and that no interest, beneficial or otherwise, in the Collateral shall be retained by the Transferor or be part of the Transferor's estate in the event of a bankruptcy, insolvency or similar proceeding with respect to the Transferor. In the event that, notwithstanding the intent of any of the Transferor, the sale, contribution and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in all of the property referred to in this SECTION 2.1 to the Collateral Agent for the benefit of the Secured Parties.

     SECTION 2.2 PAYMENT FOR COLLATERAL.

     The Issuer shall purchase and pay for each Transferred Asset, whether transferred on the Closing Date or on any subsequent Transfer Date, by causing the Purchase Price thereof to be paid to the Transferor in cash or by accepting a contribution to its capital or a combination of the above.

     SECTION 2.3 ADDITIONAL TRANSFERS.

     From time to time on any Business Day hereafter (each such day a "TRANSFER DATE") the Transferor or any other Affiliate of FIFS will sell, transfer and assign to the Issuer additional Residual Assets. Each such sale, transfer and assignment shall be made pursuant to, and subject to the terms and conditions of, a Transfer Certificate.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.

     As of the Closing Date and as of each Transfer Date, the Transferor hereby represents and warrants, to the Issuer, Deal Agent and each Secured Party as follows:

     (a) ORGANIZATION. It and each of its Subsidiaries is a corporation, duly organized and validly existing in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant time, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

     (b) DUE QUALIFICATION. It is duly qualified to do business as a foreign corporation, and is in good standing, and has obtained all necessary licenses and approvals in all states in which the ownership or lease of property or the conduct of its business requires the qualification.

     (c) POWER AND AUTHORITY; DUE AUTHORIZATION. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and each other Transaction Document to which it is a party, (B) carry out the terms of this Agreement and each other Transaction Document to which it is a party and
(ii) has been duly authorized by all necessary corporate action for the due execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and for the transfer, sale and assignment of each of the Transferred Assets

     (d) SOLVENCY. The transactions under this Agreement and any other Transaction Document to which it is a party do not and will not render it not Solvent.

     (e) TRUE SALES; ABSOLUTE ASSIGNMENTS. The transfer of each of the Transferred Assets by it to the Issuer is a sale and not a loan secured by a pledge of the Transferred Assets or a contribution or absolute assignment of all of its right, title and interest in and to such Transferred Assets.

     (f) FINANCIAL STATEMENTS; FINANCIAL CONDITION. All financial statements or certificates of it or any of its officers furnished to the Deal Agent fairly present the financial condition and results of operations of it at the dates. All the financial statements have been prepared in accordance with GAAP, consistently applied. None of FIFSG, the Transferor nor any Subsidiary of the Transferor has any material contingent liabilities, including liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change with respect to the condition (financial or otherwise), results of operations, business, capitalization, assets, liabilities (actual or contingent) or prospects of FIFSG, FIVH, the Transferor and its Subsidiaries since April 30, 2001.

     (g) ENFORCEABILITY. Each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors' rights and remedies.

     (h) NO CONFLICTS. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Transferor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of the indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or (iii) violate any Applicable Law.

     (i) LEGAL PROCEEDINGS. There is no proceeding or investigation pending or, to the best of its knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, or (iii) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.

     (j) CONSENTS AND APPROVALS. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of this Agreement and any other Transaction Document to which it is a party have been obtained.

     (k) INVESTMENT COMPANY ACT OF 1940. It is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

     (l) TITLE TO TRANSFERRED ASSETS. It has good and marketable title (or its equivalent under applicable law) to each Residual Asset and the proceeds thereof free and clear of any Liens and the claims of any third party. No effective financing statement or other instrument similar in effect covering any Collateral shall at any time be on file in any recording office except as contemplated hereby and by the Transaction Documents.

     (m) PERFECTION. The sale, transfer and assignment by it of the Transferred Assets has been duly perfected under all applicable laws. The interest of the Issuer is a first priority perfected ownership interest in the Transferred Assets. All filings (including, without limitation, the UCC filings) as are necessary in any jurisdiction to perfect the interests of the Issuer and of the Collateral Agent for the benefit of the Secured Parties, in the Transferred Assets have been (or prior to the Closing Date will be) made.

     (n) TAX STATUS. It has filed or caused to be filed all tax returns that are required to be filed by it. It has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Transferor), and no tax lien has been filed and, to the best of its knowledge, no claim is being asserted, with respect to any such Taxes, fees or other charge. The tax returns are complete and accurate in all respects.

     (o) NAME, JURISDICTION OF FORMATION AND ADDRESSES. Except as disclosed on
SCHEDULE 3.1(o), during the four (4) months prior to the Closing Date, it has not been located at any addresses other than its current address. During the five (5) years immediately preceding the Closing Date it has operated under its own and only those tradenames or other names as set forth on SCHEDULE 3.1(o). It's jurisdiction of formation is as set forth on SCHEDULE 3.1(o) and it has not changed its jurisdiction of formation within the four (4) months immediately preceding the Closing Date. It is a "registered organization" within the meaning of Article 9 of the UCC as adopted in each relevant jurisdiction.

     (p) NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of this Agreement or any other Transaction Document, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of this Agreement or any other Transaction Document, and there has been no waiver of any of the foregoing.

     (q) DEBT. Except as set forth in SCHEDULE 3.1(q), it has no funded Debt.

     (r) MARGIN SECURITIES. It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the Purchase Price of any Transferred Asset will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     (s) ERISA. With respect to each Plan, it is in substantial compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither it nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. It and each of its ERISA Affiliates have met their minimum funding requirements under ERISA with respect to each Plan. Except as set forth in SCHEDULE 3.1(s), the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither it nor any ERISA Affiliate has any outstanding liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

     (t) DISCLOSURE. All factual information furnished by or on behalf of it in writing to the Deal Agent for purposes of or in connection with this Agreement, the other Transaction Documents, or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of it to the Deal Agent, are and will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     (u) SUBSIDIARIES; CAPITALIZATION. SCHEDULE 3.1(u) sets forth the jurisdiction of incorporation or organization of the Transferor and its Subsidiaries, its or another Subsidiary's (as applicable) percentage of ownership of the outstanding Voting Stock of each of its Subsidiaries, and the authorized, issued, and outstanding Capital Stock of the Transferor and each its Subsidiaries. All of the outstanding Capital Stock of the Transferor and its Subsidiaries has been validly issued, is fully paid, is nonassessable, and has not been issued in violation of any preemptive or similar rights. Except as disclosed in SCHEDULE 3.1(u), there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including, without limitation, preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Transferor or any of its Subsidiaries, and (b) no shareholder agreements, voting trusts, or similar agreements in effect and binding on any shareholder of the Transferor or any of its Subsidiaries or the Capital Stock of the Transferor or any of its Subsidiaries. All shares of Capital Stock of the Transferor and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.

     (v) AGREEMENTS. Except as set forth in SCHEDULE 3.1(v), the Transferor is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could have a Material Adverse Effect. The Transferor is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party where such default could reasonably be expected to cause a Material Adverse Effect. No event has occurred and is continuing which constitutes a default or an event of default under any Securitization, or any other financing arrangement maintained by any of the Transferor or any of its Affiliates.

     (w) COMPLIANCE WITH LAWS. It is not in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for unintentional violations which could not reasonably be expected to have a Material Adverse Effect.

     (x) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation or warranty by it contained herein or in any other document furnished by it pursuant this Agreement or in connection with any other document furnished by it is true and correct in all material respects.

     (y) REPRESENTATIONS AND WARRANTIES IN ASSET PURCHASE AGREEMENT. The representations and warranties made by the Transferor in the Asset Purchase Agreement are hereby remade by the Transferor on each date to which they speak in the Asset Purchase Agreement as if such representations and warranties were set forth herein as made by the Transferor MUTATIS MUTANDIS.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES RELATING TO THE COLLATERAL.

     As of the Closing Date and as of each Transfer Date, the Transferor hereby represents and warrants to the Issuer, the Deal Agent and each Secured Party as follows:

     (a) MARKING OF RECORDS. It has caused the portions of its records relating to the Collateral to be clearly and unambiguously identified to show that the Transferred Assets have each been sold, transferred and assigned by the Transferor to the Issuer in accordance with the terms of this Agreement.

     (b) GOOD TITLE. No Transferred Asset has been sold, transferred, assigned or pledged by it to any Person other than the Issuer, except as may be permitted by the Transaction Documents. Immediately prior to the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement, the Transferor was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon the sale thereof by the Transferor pursuant to this Agreement, the Issuer shall have good and indefeasible title to and will be the sole owner of the Transferred Assets, free of any Lien.

     (c) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to perfect the first priority ownership interest of the Issuer in, to and under, and to give the Collateral Agent for the benefit of the Secured Parties a first priority perfected lien on, the Transferred Assets and the proceeds thereof have been made, taken or performed.

     (d) NO IMPAIRMENT. It has done nothing to convey any right to any Person that would result in such Person having a right to payments due under any portion or all of the Transferred Assets or otherwise to impair the rights of the Issuer, the Collateral Agent or any Secured Party in any portion or all of the Transferred Assets or the proceeds thereof.

     (e) NO DEFENSES. No portion of the Transferred Assets is subject to any right of recession, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any portion or all of the Transferred Assets.

     SECTION 3.3 PURCHASE OF TRANSFERRED ASSETS UPON BREACH.

     Upon discovery by the Deal Agent, the Servicer, the Issuer or the Transferor of a breach of any of any of the representations and warranties relating to the Transferred Assets or any breach of any of the servicing obligations with respect thereto, the party discovering such breach shall give prompt written notice to the others. Within thirty (30) days of such notice being given, the Servicer or the Transferor, as appropriate, shall repurchase or purchase, as the case may be, such affected Transferred Assets from the Issuer at a price equal to the Purchase Price paid with respect to such Transferred Asset, or if such asset was contributed by the Transferor to the Issuer, at a price equal to the fair market value of such Transferred Asset, determined as of the date such Transferred Asset was contributed to the Issuer.

     SECTION 3.4 FUTURE SECURITIZATIONS.

     If the Transferor or any Affiliate of the Transferor enters into or becomes a party to any Securitization on or after the Closing Date, the Transferor shall or shall cause such Affiliate to become a Seller under the Asset Purchase Agreement and sell, transfer and assign all of its rights in, to and under such Securitization. The Transferor agrees that simultaneously with the closing of such Securitization, it will sell, assign, set over, contribute and otherwise convey to the Issuer, any additional Residual Asset, Dividend Asset and any other related right that the Transferor acquires pursuant to the terms of the Asset Purchase Agreement. Each such transfer shall be evidenced by the execution and delivery of an Accession Agreement and a Transfer Certificate.

     SECTION 3.5 COVENANTS OF THE TRANSFEROR.

     (a) MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Except as permitted by
SECTION 3.6(c), the Transferor will, and will cause each of its Subsidiaries to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. The Transferor will, and will cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     (b) TAXES AND CLAIMS. The Transferor will, and will cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; PROVIDED, HOWEVER, that neither the Transferor or any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge or charge for labor, material, and supplies
(i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established and (ii) if the failure to pay the same would not result in a Lien on the property of the Transferor or any of its Subsidiaries.

     (c) INSPECTION RIGHTS. The Transferor will, and will cause each of its Subsidiaries to, permit representatives and agents of the Deal Agent and each
Note Investor, during normal business hours and upon reasonable notice to either FIFSG or the Transferor (as appropriate), to examine, copy, and make extracts from FIFSG's or the Transferor's books and records, to visit and inspect the Transferor's Properties and to discuss FIFSG's or the Transferor's business, operations, and financial condition with their respective officers and independent certified public accountants. FIFSG and the Transferor will authorize their respective accountants in writing (with a copy to the Deal Agent) to comply with this SECTION 3.5(c). The Deal Agent or its representatives may, at any time and from time to time at the Transferor's expense, conduct field exams for such purposes as the Deal Agent may reasonably request.

     (d) KEEPING BOOKS AND RECORDS. The Transferor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     (e) COMPLIANCE WITH LAWS. The Transferor will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to the Deal Agent are established with respect thereto and except for unintentional violations which could not reasonably be expected to have a Material Adverse Effect with respect to any such Person.

     (f) COMPLIANCE WITH AGREEMENTS. The Transferor will, and will cause each Seller to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect. The Transferor will, and will cause each Seller to, comply with any and all provisions of the Securitization Facility Documents.

     (g) APPROVED SUB NOTE. The Transferor will transfer or otherwise contribute to the Collateral Agent (on behalf of the Secured Parties), all of the Transferor's right, title and interest in the Approved Sub Note, as soon as possible, but in any event, within six (6) month from the Closing Date.

     SECTION 3.6 NEGATIVE COVENANTS OF THE TRANSFEROR.

     The Transferor covenants and agrees for the benefit of the Issuer and the Secured Parties as follows:

     (a) DEBT. The Transferor will not, and will not permit any Seller to, incur, create, assume, or permit to exist any Debt, except:

         (i) Debt described on SCHEDULE 3.6(a), and any extensions, renewals, or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension, or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension, or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension, or refinancing;

         (ii) Debt of a Subsidiary of the Transferor, other than any such Debt incurred in the ordinary course of business, owed to the Transferor or another Subsidiary of the Transferor provided that such Debt is on terms satisfactory to the Deal Agent in its sole discretion;

         (iii) Guaranties and other Debt incurred in the ordinary course of business with respect to Receivables purchase commitments, reinsurance obligations, surety and appeal bonds and performance and return-of-money bonds;

         (iv) Debt of the Transferor or any Subsidiary of the Transferor constituting purchase money Debt (including, without limitation, Capital Lease Obligations) incurred after the Closing Date not to exceed $500,000 in the aggregate at any time outstanding secured by purchase money Liens constituting Permitted Liens;

         (v) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on the Transferor's or any of its Subsidiaries' behalf in accordance with the policies issued to the Transferor or such Subsidiary of the Transferor;

         (vi)   Debt secured by the Permitted Liens;

         (vii) Debt arising under, created by and consisting of Hedging Agreements, PROVIDED, (i) such Hedging Agreements shall have been entered into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedging Agreement shall be First Union or shall be rated in one of the two highest rating categories of S&P or Moody's;

         (viii) Intercompany obligations among Transferor, FIFSG and their respective Subsidiaries for reasonable net rent allocation, reasonable management fees, dividends declared, equity investments and intercompany debt service, including, but not limited to, that certain unsecured loan by FIVH to the Transferor pursuant to which the Transferor may borrow, repay and reborrow an amount not to exceed $25,000,000, as evidenced by that certain promissory note, dated April 23, 1997, issued by the Transferor and payable to the order of FIVH, as such note may be amended, modified, extended or increased from time to time;

         (ix)   Debt arising under a Securitization; and

         (x) Debt arising in conjunction with certain interest rate hedging obligations between the Transferor and Bank of America, N.A. arising under that certain ISDA Master Agreement dated October 21, 1996 and further described in SCHEDULE 3.1(v).

     (b) LIMITATION ON LIENS AND RESTRICTIONS ON TRANSFEROR. The Transferor will not, and will not permit any Seller or any of its Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following ("PERMITTED LIENS"):

         (i) Liens described on SCHEDULE 3.6(b) hereto, and any extensions, renewals, or refinancings of the Debt secured by such Liens as permitted under clause (ii) hereof, PROVIDED that (i) no such Lien is expanded to cover any additional Property (other than after acquired title in or on such Property and proceeds of the existing collateral) after the Closing Date and (ii) no such Lien is spread to secure any additional Debt after the Closing Date other than Debt permitted by clause (ii) hereof;

         (ii) Liens in favor of the Issuer and assigned to the Deal Agent, for the benefit of the Secured Parties;

         (iii) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially detract from the value of the real Property encumbered thereby or materially impair the ability of the Transferor;

         (iv) Liens for taxes, assessments, or other governmental charges (but excluding Environmental Liens or Liens under ERISA) that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

         (v) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

         (vi) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids, and other contracts incurred in the ordinary course of business (other than for payment of Debt);

         (vii) Liens for purchase money obligations and Liens securing Capital Lease Obligations; PROVIDED that: (i) the Debt secured by any such Lien is permitted under SECTION 3.6(a) hereof; and (ii) any such Lien encumbers only the Property so purchased or leased;

         (viii) Any interest or title of a licensor, lessor, or sublessor under any license or lease entered into in the ordinary course of business;

         (ix) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by the Transferor in the ordinary course of business;

         (x) Nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set-off) held by such banking institutions in the ordinary course of business; and

         (xi) The Lien on that certain trust account described in the Facultative Reinsurance Agreement, dated as of April 15, 1994, as amended, modified or extended from time to time, between FIIC and National Union Fire Insurance Company of Pittsburgh, PA, which Lien secures the obligations of FIIC thereunder;

         (xii)  Liens arising in conjunction with a Securitization; and

         (xiii) The Lien arising in conjunction with certain interest rate hedging obligations between the Transferor and Bank of America, N.A. arising under that certain

     ISDA Master Agreement dated October 21, 1996 and further described in
     Schedule 3.1(v).

     Notwithstanding the foregoing Permitted Liens or any other provision in this Agreement or any other Transaction Document to the contrary, none of FIFSG, FIVH or the Transferor will enter into, and the Transferor will not permit any of the Sellers to enter into, any agreement that (i) prohibits the creation or assumption of any Lien upon, or the pledge, hypothecation or encumbrance of, any Property of FIFSG, the Transferor or such Seller in favor of any Person, including, without limitation the Issuer and the Secured Parties, or (ii) requires any obligation of FIFSG, the Transferor or such Seller to be secured in favor of another Person if any Debt of the Transferor is so secured.

     (c) MERGERS, ETC. The Transferor will not, and will not permit any Seller to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or all or a substantial part of the business or Property of a division or branch of a Person or a majority interest in the Capital Stock of any Person, or wind-up, dissolve, or liquidate itself; PROVIDED that as long as no Termination Event exists or would result therefrom and provided the Transferor gives the Deal Agent prior written notice:

         (i) A Subsidiary of the Transferor may wind-up, dissolve, or liquidate if its Property is transferred to the Transferor or a Wholly-Owned Subsidiary of the Transferor; and

         (ii) Any Subsidiary of the Transferor may merge or consolidate with the Transferor (provided the Transferor is the surviving entity) or with any Wholly-Owned Subsidiary of the Transferor (provided the Wholly-Owned Subsidiary is the surviving entity).

     (d) RESTRICTED JUNIOR PAYMENTS. The Transferor will not, and will not permit any Seller to, directly or indirectly declare, order, pay, make, or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Person now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of such Person now or hereafter outstanding except:

         (i) Subsidiaries of the Transferor may make, declare, and pay dividends and make other distributions with respect to their Capital Stock to the Transferor;

         (ii) the Transferor may declare and pay dividends on any class of its Capital Stock payable solely in shares of Capital Stock of the Transferor; and

         (iii) the Transferor may acquire or redeem Capital Stock of the Transferor held by any former officer, director, or employee of the Transferor or beneficiaries of any such Person's estate or trusts created by or for the benefit of any such Person or their beneficiaries.

     (e) INVESTMENTS. The Transferor will not, and will not permit any Seller to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other Securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "INVESTMENTS"), except:

         (i) the Transferor and its Subsidiaries may make equity investments in and may make loans to Subsidiaries of the Transferor (in the case of loans, as permitted by SECTION 3.6(a)) and may acquire new Subsidiaries (subject to the requirements of this subsection (e);

         (ii) readily marketable direct obligations of the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

         (iii) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the U.S. having capital and surplus in excess of One Hundred Million Dollars ($100,000,000);

         (iv) commercial paper of a domestic issuer and equity or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated in one of the two highest rating categories of S&P or Moody's, or any successor thereto and shares of any mutual fund company substantially all the assets of which consist of cash and the Investments of the type described in CLAUSE (ii), CLAUSE (iii), and this CLAUSE (iv);

         (v) advances to officers, directors, and employees for business expenses incurred in the ordinary course of business;

         (vi) if no Termination Event exists, the Transferor and its Subsidiaries may make capital contributions to or investments in, or purchase any Capital Stock of the Transferor authorized under SECTION 3.6(f), of the Transferor, a Wholly-Owned Subsidiary of the Transferor, or a newly created Person organized by the Transferor or any Subsidiary of the Transferor;

         (vii) the Transferor and its Subsidiaries may acquire and own any Investments of any Person received in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;

         (viii) extensions of trade credit in the ordinary course of business;

         (ix) Investments other than those described in CLAUSES (i)-(viii) of this SECTION 3.6(e) if the aggregate amount thereof never exceeds Two Hundred Fifty Thousand Dollars ($250,000) at any time (determined based on the cost or outstanding principal amount thereof, as applicable, without regard to any write up or write down thereof, MINUS all payments received in respect of such Investment, whether constituting principal, interest, dividends, distributions, or otherwise).

     (f) LIMITATION ON ISSUANCE OF CAPITAL STOCK. The Transferor will not, and will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of, except to the Transferor, a Subsidiary of the Transferor, or a newly created Wholly-Owned Subsidiary of the Transferor, or pursuant to a public offering of the Capital Stock of the Transferor, (a) any of its Capital Stock,
(b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant, or other right to acquire any of its Capital Stock.

     (g) TRANSACTIONS WITH AFFILIATES. Except as provided under the Transaction Documents, the Transferor will not, and will not permit any Seller to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Transferor or such Seller, except in the ordinary course of and pursuant to the reasonable requirements of the Transferor's or such Seller's business and upon fair and reasonable terms no less favorable to the Transferor or such Seller than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Transferor or such Seller.

     (h) DISPOSITION OF ASSETS. The Transferor will not, and will not permit any Seller to, sell, lease, assign, transfer, or otherwise voluntarily dispose of:
(a) any of its Receivables other than the transfer and assignment of Receivables
(i) to FIRC pursuant to the FIRC Purchase Agreement, (ii) to FIARC pursuant to the FIARC Purchase Agreement, and (iii) to any Wholly-Owned Subsidiary for inclusion in a Securitization program pursuant to which such Wholly-Owned Subsidiary transfers directly or indirectly all of its subordinated and residual interests in such Securitization to the Issuer; (b) any substantial portion of the consolidated assets of the Transferor or such Seller; or (c) any other Property other than dispositions of Inventory and Equipment in the ordinary course of business and sales of charged off deficiency balances in the ordinary course of business generating aggregate Net Proceeds not in excess of $500,000 in any calendar year.

     (i) LINES OF BUSINESS. The Transferor and its Subsidiaries will not engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or a business reasonably related thereto. The Transferor will not permit any of its Subsidiaries to engage in any line or lines of business activity other than the businesses in which the Transferor and its Subsidiaries are engaged on the date hereof or a business reasonably related thereto.

     (j) LIMITATIONS ON RESTRICTIONS AFFECTING SUBSIDIARIES. The Transferor shall not, and will not permit any Seller to, enter into or assume any material agreement (other than the Transaction Documents) prohibiting the creation or assumption of any Lien upon its material properties or assets, whether now owned or hereafter acquired. Except as provided herein, the Transferor will not, and will not permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Transferor or any of its Subsidiaries to: (a) pay dividends or make any other distribution on any of such Seller's Capital Stock owned by the Transferor or any of its Affiliates;
(b) pay any Debt owed to any Person; (c) make loans or advances to any Person; or (d) transfer any of its Property to any Person, except pursuant to non-assignment provisions of licenses and leases entered into in the ordinary course of business.

     (k) NO PREPAYMENT OF DEBT. The Transferor will not, and will not permit any of its Subsidiaries or any of the Sellers to, directly or indirectly, make any optional prepayment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any Debt (except for Debt relating to any hedging instrument) prior to thirty (30) days before its originally stated maturity or, in the case of interest, its stated due date; PROVIDED, however, the Transferor may permit a cleanup call or similar action pursuant to the terms and conditions set forth in Section 5.1(u) of the Security Agreement.

     (l) NO MATERIAL CHANGE IN UNDERWRITING STANDARDS. The Transferor will not, and will not permit any of its Subsidiaries or any Seller to, make material changes to its written underwriting standards or to its business practices with respect to such policies.

     (m) NO EXTENSION OR AMENDMENT OF CERTAIN DOCUMENTS. Except with the prior written consent of the Deal Agent (other than with respect to extensions of the credit insurance referred to in CLAUSE (a) below), the Transferor will not consent to any request to, will not take any action in furtherance of any request to, and will not permit or cause any Seller to, extend, amend or otherwise modify the terms of (a) the credit insurance or (b) any Securitization Facility Document, if such extension, amendment or modification could have an adverse effect on the transactions contemplated by this Agreement and the Transaction Documents.

     (n) LIMITATION ON TRANSFER OF CAPITAL STOCK. The Transferor will not transfer, sell, assign, grant a security interest in, or transfer any other interest into or under any Capital Stock owned by it or in any rights represented by such Capital Stock.

     SECTION 3.7 FINANCIAL COVENANTS OF THE TRANSFEROR.

     The Transferor covenants and agrees for the benefit of the Issuer and the Secured Parties that:

     (a) MINIMUM TANGIBLE NET WORTH. As of the end of each calendar month, the Transferor will not permit the Tangible Net Worth of the FIFSG and its consolidated Subsidiaries to be less than (a) the greater of $28,400,000 or 90% of Tangible Net Worth of FIFSG and its consolidated Subsidiaries as of April 30, 2001, PLUS (b) the Net Proceeds of any sale after the Closing Date of Capital Stock by FIFSG or any Subsidiary of FIFSG, PLUS (c) 90% of FIFSG's cumulative positive net income (determined according to GAAP) for each fiscal quarter beginning with the fiscal quarter ending January 31, 2001.

     (b) MAXIMUM NET CHARGE-OFF RATIO. As of the end of each calendar month, the Transferor shall not permit the average ratio (expressed as a percentage) for each of the most recent three month ends of (a) Charged-Off Receivables to (b) Managed Assets to exceed 4.00%.

     (c) MAXIMUM DELINQUENCY RATIO. The Transferor shall not permit the average ratio (expressed as a percentage) for each of the most recent three month ends of (a) Delinquent Receivables to (b) Managed Assets to exceed 4.75%; PROVIDED, however that for the first calendar month following the Closing Date, the Delinquency Ratio shall be calculated as of the end of such month; and for the second calendar month following the Closing Date, the

Delinquency Ratio shall be the average of the Delinquency Ratio calculated as of the end of such two months.

     (d) MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. As of the end of each calendar month, the Transferor shall not permit the ratio of (a) EBITDA plus Rental Expense of the Transferor and its consolidated Subsidiaries for the twelve month period then ending to (b) the sum of (i) Interest Expense, plus
(ii) Rental Expense, to be less than 1.30 to 1.00.

     (e) [Reserved].

     (f) MAXIMUM TOTAL LIABILITIES PLUS CONTINGENT OBLIGATIONS TO TANGIBLE NET WORTH RATIO. As of the end of each calendar month, the Transferor shall not permit the ratio of (a) Total Liabilities plus Contingent Obligations to (b) Tangible Net Worth, to exceed 9.75 to 1.00.

     SECTION 3.8 SEPARATE EXISTENCE OF TRANSFEROR.

     The Transferor shall at all times be operated in such a manner that the separate corporate existence of the Transferor, on the one hand, and Seller, on the other hand, will not be disregarded and, without limiting the generality of the foregoing:

     (a) The funds and the assets of the Transferor will not be commingled with those of any individual, corporation, estate, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof;

     (b) The Transferor will not guarantee loans or other debt to third parties and the Transferor will not hold itself out as being liable for the debts of any Seller or any other party;

     (c) The Transferor will act solely in its own name in the conduct of its business, and will conduct its business so as to not mislead others as to the identity of the entity with which they are concerned;

     (d) The Transferor will maintain its own records and books of account and will not commingle its records and books of account with the records and books of account of any other entity; and

     (e) The annual financial statements of the Transferor, the Sellers and the Issuer will reflect that all right, title and interest in the Transferred Assets have been transferred pursuant to the Transaction Documents and any consolidated financial statements of the Transferor and the Issuer will contain appropriate footnotes and disclosures regarding the pledge of Transferred Assets.

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF COLLATERAL

     SECTION 4.1 DUTIES OF THE SERVICER.

     (a) The Servicer, as agent for the Issuer, shall manage, service and administer the Transferred Assets pursuant to and in accordance with the terms and conditions set forth herein with reasonable care, using that degree of skill and attention that a prudent person would use. The Servicer shall follow the Servicing and Collection Policy and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable in accordance with the above described servicing standard.

     (b) The Servicer shall cause each Securitization Servicer to manage, service and administer and make collections on and with respect to the Transferred Assets pursuant to and in accordance with the terms and conditions set forth in the Securitization Facility Documents with reasonable care, using that degree of skill and attention that a prudent person would use.

     SECTION 4.2 COVENANTS OF SERVICER.

     The Servicer hereby covenants for the benefit of Issuer and the Secured Parties as follows:

     (a) SERVICING. It shall perform all of its duties pursuant to and in accordance with the terms and conditions set forth herein and in the Transaction Documents. It shall cause each Securitization Servicer to perform its duties pursuant to and in accordance with the terms and conditions set forth in the Securitization Facility Documents.

     (b) NO IMPAIRMENT. The Servicer shall not do anything to impair the rights of the Secured Parties in the Collateral.

     (c) SERVICING AND COLLECTION POLICY. The Servicer will (or will cause any of its Affiliates acting as servicer) to (i) comply in all material respects with the Servicing and Collection Policy and (ii) furnish to the Deal Agent, prior to its effective day, prompt notice of any material changes in any Servicing and Collection Policy. The Servicer will not agree to or otherwise permit to occur any material change in any Servicing and Collection Policy, without the prior written consent of the Deal Agent.

     (d) COMPLIANCE WITH LAWS. The Servicer shall comply with the laws of each state in which Collateral is located, including, without limitation, all federal and state laws regarding the collection and enforcement of consumer debt.

     (e) NOTICE OF DEFAULT. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer, or any assistant treasurer of the Transferor (i) has knowledge of the occurrence of a Servicer Event of Default hereunder or (ii) has knowledge of a default or an event of default under any Securitization or any Debt in excess of $500,000 of the Servicer or any of its Subsidiaries, a written notice setting forth the details of such default and the action that the Servicer has taken and proposes to take with respect thereto.

     SECTION 4.3 ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION EVENT.

     (a) The Servicer will provide to the Issuer, the Deal Agent and the Collateral Agent, within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on April 30, 2002, an annual report signed by a Responsible Officer of the Servicer (a "SERVICER'S CERTIFICATE") certifying that (i) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement and each of the related Securitization Facility Documents, for the period ending on the last day of such fiscal year has been made under such Person's supervision and (ii) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement and each of the related Securitization Facility Documents throughout such year and no Servicer Event of Default has occurred and is continuing (or if a Servicer Event of Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Event of Default occurred during such year and no notice thereof has been given to the Deal Agent, the Issuer and the Collateral Agent, specifying such Servicer Event of Default and the steps taken to remedy such event).

     (b) The Servicer shall deliver to the Deal Agent, the Collateral Agent and the Issuer promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Event of Default under SECTION 7.1.

     SECTION 4.4 ANNUAL ACCOUNTANTS' REPORT.

     The Servicer shall cause each Securitization Servicer to furnish to the Deal Agent, the Issuer and the Collateral Agent the annual accountants' report that each Securitization Servicer provides pursuant to the Securitization Facility Documents.

     SECTION 4.5 SUBSERVICERS.

     Subject to SECTION 6.5, the initial Servicer shall be permitted to appoint any of its Affiliates as a subservicer under this Agreement; provided that the Servicer shall remain ultimately liable for all servicing obligations.

                                    ARTICLE V

                                   [RESERVED]

                                   ARTICLE VI

                                  THE SERVICER

     SECTION 6.1 REPRESENTATIONS OF SERVICER.

     The Servicer represents and warrants to the Issuer, the Deal Agent and the Secured Parties as follows:

     (a) ORGANIZATION AND GOOD STANDING. The Servicer has been duly, organized and is validly existing and in good standing under the laws of Texas, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted, and had at all relevant times, and now has, power and authority to enter into and perform its obligations pursuant to this Agreement;

     (b) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualifications, licenses or approvals;

     (c) POWER AND AUTHORITY. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of this Agreement and the other Transaction Documents to which the Servicer is a party and (ii) has been duly authorized by all necessary corporate action required for the execution, delivery and performance of this Agreement and the other Tra nsaction Documents to which it is a party;

     (d) BINDING OBLIGATION. This Agreement and the Transaction Documents to which the Servicer is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the equity, regardless of whether such enforceability is considered in a proceeding in equity or law;

     (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Servicer is a party, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or on any other contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any contractual obligation, other than this Agreement, or (iii) violate any Applicable Law;

     (f) NO PROCEEDINGS. There is no litigation, proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of this Agreement or any of the Transaction Documents;

     (g) APPROVALS. All approvals, authorizations, consents, order or other actions of any Person, or of any Governmental Authority (if any) required for the due, the execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party shall have been obtained;

     (h) REPORTS ACCURATE. All Servicer certificates and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by the

Servicer to the Deal Agent in connection with this Agreement or in connection with any other Transaction Document are accurate, true and correct.

     (i) REPRESENTATIONS AND WARRANTIES IN SECURITIZATION FACILITY DOCUMENTS. The representations and warranties made by the Securitization Servicer in the Securitization Facility Documents are hereby remade by the Servicer on behalf of each Securitization Servicer, on each date to which they speak in the Securitization Facility Documents as if such representations and warranties were set forth herein as made by the Servicer MUTATIS MUTANDIS.

     SECTION 6.2 LIABILITY OF SERVICER, INDEMNITIES.

     (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

     (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Collateral Agent, the Deal Agent, the Transferor, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to the issuance and original sale of the Notes) and costs and expenses in defending against the same.

     (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Collateral Agent, the Deal Agent, the Transferor, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Collateral Agent, the Deal Agent, the Transferor, or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement or any of the Transaction Documents.

     (d) The Servicer shall indemnify, defend and hold harmless the Collateral Agent, and its respective officers, directors, agents and employees, from and against all loss, liability or expense incurred without willful misfeasance, negligence, or bad faith on its part arising out of or in connection with the acceptance or administration of the Collateral, including the costs and expenses of defending itself against any claim or liability in connection with the exercise of any of its powers or duties under the Transaction Documents.

     (e) Indemnification under this SECTION 6.2 shall survive the termination of this Agreement and shall survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this SECTION 6.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, FIFS's obligations as Servicer under this
SECTION 6.2 shall not terminate or be
deemed released upon the resignation or termination of FIFS as the Servicer and shall survive any termination of this Agreement.

     SECTION 6.3 MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER.

     (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this SECTION 6.3(a) to the Collateral Agent, the Noteholders, and the Deal Agent. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (A) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to SECTION
4.2 or SECTION 6.1 shall have been breached (for purposes hereof, such covenants, representations and warranties shall speak as of the date of the consummation of such transaction), (B) the Servicer shall have delivered to the Collateral Agent and the Deal Agent a certificate signed by a Responsible Officer and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this SECTION 6.3(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (C) the Servicer shall have delivered to the Collateral Agent and the Deal Agent an Opinion of Counsel, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral and reciting the details of the filings or (2) no such action shall be necessary to preserve and protect such interest.

     SECTION 6.4 LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

     Neither FIFS (in its individual capacity and as Servicer), nor any of the directors or officers or employees or agents of FIFS shall be under any liability to the Issuer, Deal Agent or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect FIFS or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer or such person, as the case may be.

     SECTION 6.5 DELEGATION OF DUTIES.

     The Servicer may delegate duties under this Agreement to an Affiliate of FIFS, with the prior written consent of the Deal Agent. The Servicer may perform other specific duties through such subcontractors in accordance with the Servicer's customary servicing policies and procedures, with the prior consent of the Deal Agent; PROVIDED, HOWEVER, that no such delegation or subcontracting of duties by the Servicer shall relieve the Servicer of its primary responsibility with respect to such duties.

     SECTION 6.6 SERVICER NOT TO RESIGN.

     Subject to the provisions of SECTION 6.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, except upon a determination by such party that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Deal Agent. No resignation of the Servicer shall become effective until an entity acceptable to the Deal Agent shall have assumed the responsibilities and obligations of the Servicer.

                                   ARTICLE VII

                                    DEFAULT

     SECTION 7.1 SERVICER EVENT OF DEFAULT.

     (a) The (i) breach by the Servicer of any representation, warranty or covenant made by it hereunder or (ii) occurrence of a "Servicer Event of Default" or "Servicer Termination Event" or a similar occurrence resulting in, or constituting a default by any Securitization Servicer under any Securitization, shall, in any such case, constitute a Servicer Event of Default hereunder.

     (b) Upon the occurrence of a Servicer Event of Default, the Deal Agent may and upon instruction from the Noteholders shall (i) collect and receive all further payments made on the Collateral, (ii) control deposits to and disbursements from the Collection Account, (iii) require any payments received by the Servicer or the Issuer to be paid promptly over to an account specified by the Deal Agent or (iv) terminate the rights of the Servicer, by written notice to the Servicer (a "SERVICER TERMINATION NOTICE").

     SECTION 7.2 APPOINTMENT OF SUCCESSOR.

     (a) On and after (i) the time the Servicer receives a notice of termination pursuant to SECTION 7.1(b) or (ii) upon the resignation of the Servicer pursuant to SECTION 6.6, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or if no such date is specified, until a date mutually agreed upon by the Servicer and the Deal Agent. At the time described in the immediately preceding sentence, the Deal Agent shall as promptly as possible appoint a successor servicer (the "SUCCESSOR SERVICER"), and the Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of collateral similar to the Collateral serviced by the Servicer hereunder.

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

     (c) The Servicer agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral and to transfer such responsibilities and rights to the Successor Servicer.

                                  ARTICLE VIII

                      ADMINISTRATIVE DUTIES OF THE SERVICER

     SECTION 8.1 ADMINISTRATIVE DUTIES.

     (a) DUTIES WITH RESPECT TO THE SECURITY AGREEMENT. The Servicer shall perform all its duties and the duties of the Issuer under the Security Agreement and the other Transaction Documents. In addition, the Servicer shall consult with the Collateral Agent as the Servicer deems appropriate regarding the duties of the Issuer under the Security Agreement. The Servicer shall monitor the performance of the Issuer and shall advise when action is necessary to comply with the Issuer's duties under the Security Agreement. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Security Agreement. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Security Agreement.

     (b) DUTIES WITH RESPECT TO THE ISSUER.

         (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws. In accordance with the directions of the Issuer, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer and are reasonably within the capability of the Servicer.

         (ii) Without imposing upon the Servicer any obligation in respect of the determination of the applicability of withholding tax on payments to Noteholders, or the amount of any such withholding tax, the Servicer shall notify the Deal Agent in the event that the Servicer determines that a withholding tax has been imposed upon payments by the Issuer to Noteholders.

         (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

     (c) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Transaction Documents, the Servicer, in its capacity as such hereunder shall not be obligated to, and shall not, (i) make any payments to the Noteholders under the Transaction Documents,
(ii) sell any of the Collateral, (iii) take any other action that the Issuer directs the Servicer not to take on its behalf or (iv) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     (d) Any Successor Servicer shall not be responsible for any obligations or duties of the Servicer under this SECTION 8.1.

     SECTION 8.2 RECORDS.

     The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

     SECTION 8.3 REPORTING.

     (a) MONTHLY REPORT. On each Reporting Date, the Servicer will provide to the Issuer, the Deal Agent and the Collateral Agent a monthly statement, (a "MONTHLY REPORT") identifying, (i) the Collateral and the Collections received during the related Collection Period, (ii) a calculation of the Borrowing Base and the Maximum Net Investment and (iii) such other information as the Issuer, the Deal Agent or the Collateral Agent may request.

     (b) SERVICER'S CERTIFICATE. The Servicer shall submit to the Issuer, the Deal Agent and the Collateral Agent, the Servicer's Certificate and notice of any Servicer Event of Default at such times as required pursuant to SECTION 4.3.

     (c) SERVICER REPORTS UNDER SECURITIZATIONS. The Servicer shall provide the Issuer, the Deal Agent and the Collateral Agent copies of each monthly servicer report (or other similar report) delivered by the Securitization Servicer under the Securitizations ("SECURITIZATION FACILITY

SERVICER REPORTS") at the same time that the Securitization Servicer provides such Securitization Facility Servicer Reports under the related Securitization.

     (d) FINANCIAL STATEMENTS. The Servicer will submit or cause to be submitted to the Deal Agent and the Collateral Agent, within forty five (45) days of the end of each of the Servicer's and Issuer's respective fiscal quarters, commencing December 16, 2001, unaudited financial statements of the Issuer and the Servicer as of the end of each such fiscal quarter. The Servicer will submit or cause to be submitted to the Deal Agent and the Collateral Agent, within 90 days of the end of each of the Servicer's and Issuer's respective fiscal years, commencing April 30, 2002 audited financial statements of the Issuer and the Servicer as of the end of each such fiscal year. To the extent that the financial statements of the Issuer or the Servicer shall be consolidated in the financial statements of First Investors Financial Services Group, Inc. in accordance with GAAP, the Servicer may provide the financial statements of First Investors Financial Services Group, Inc. in satisfaction of its reporting requirements in this SECTION 8.3(d).

     SECTION 8.4 ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER.

     The Servicer shall furnish to the Issuer, the Deal Agent and the Collateral Agent from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 AMENDMENT.

     (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Collateral Agent (which consent may be withheld in its sole discretion).

     (b) Prior to the execution of any amendment or modification to this Agreement, the Collateral Agent shall be entitled to an Opinion of Counsel, stating that: (i) such amendment is authorized pursuant to this Agreement, and complies therewith and is enforceable; and (ii) all conditions precedent to the execution, delivery and performance of such amendment shall have been satisfied.

     SECTION 9.2 PROTECTION OF RIGHT, TITLE AND INTEREST IN COLLATERAL.

     (a) The Transferor shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Collateral Agent for the benefit of the Secured Parties in the Collateral and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Collateral Agent and the Deal Agent for the benefit of the Secured Parties file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Transferor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with PARAGRAPH (a) above seriously misleading within the meaning of Section. 9-503 of the UCC, or change its jurisdiction of formation unless it shall have given the Collateral Agent and the Deal Agent for the benefit of the Secured Parties at least thirty (30) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Transferor or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Deal Agent, stating either that (i) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Issuer and the Collateral Agent for the benefit of the Secured Parties in the Collateral, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest.

     (c) The Transferor and the Servicer shall have an obligation to give the Issuer, the Collateral Agent and the Deal Agent at least thirty (30) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

     SECTION 9.3 NOTICES.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

     SECTION 9.4 ASSIGNMENT; THIRD PARTY BENEFICIARIES.

     The rights of the Issuer under this Agreement may be assigned to any Person without the consent of the Transferor. This Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto. This Agreement and/or any rights or obligations hereunder may not be assigned by the Transferor, the Servicer or the Issuer without the prior written consent of the Deal Agent (which consent shall be granted in the Deal Agent's sole discretion). The Secured Parties are intended to be third party beneficiaries of this Agreement and all of the representations, warranties and covenants hereof.

     SECTION 9.5 INDEMNITIES BY TRANSFEROR.

     Without limiting any other rights that the Issuer may have hereunder and under applicable law, the Transferor hereby agrees to indemnify (and pay upon demand to) the Issuer and its assigns, officers, directors, agents and employees from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees actually incurred and disbursements awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Issuer of the Collateral from the Transferor.

     SECTION 9.6 SEVERABILITY.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.7 EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by any party hereto to the Deal Agent and the Noteholders.

     SECTION 9.8 HEADINGS.

     The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 9.9 GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.10 NONPETITION COVENANTS.

     (a) Notwithstanding any prior termination of this Agreement, each of the parties hereto (other than the Deal Agent) agrees that it shall not, prior to the date which is one year and one day after the payment in full in cash of the all amounts owed to the Noteholders, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     (b) Notwithstanding any prior termination of this Agreement, each of the parties hereto (other than the Deal Agent) agrees that it shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Transferor, acquiesee to, petition or otherwise invoke or cause the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     SECTION 9.11 LIMITATION OF LIABILITY.

     The Issuer shall be responsible for and to all of the parties hereto (other than the Servicer for actions it takes) and the Deal Agent and each secured party is hereby released from any claim or liability in connection with (a) safekeeping any Collateral; (b) any loss or damage to any Collateral; or (c) any diminution in value of the Collateral.

     SECTION 9.12 ENTIRE AGREEMENT.

     This Agreement and the Transaction Documents contain the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

     SECTION 9.13 CONSENT TO SERVICE.

     Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to SECTION 9.3.

     SECTION 9.14 RECOURSE AGAINST CERTAIN PARTIES.

     (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; IT BEING EXPRESSLY AGREED AND UNDERSTOOD that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any manager or administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such manager or administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such manager or administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

     (b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, VFCC shall have an obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper Notes; and each of the parties hereto agrees that it shall not have a claim against VFCC under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to VFCC to pay such amounts after paying or making provision for the payment of its Commercial Paper Notes.

     (c) The provisions of this SECTION 9.14 shall survive the termination of this Agreement.

     SECTION 9.15 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

     With respect to any claim arising out of this Agreement, to the fullest extent permitted by law:

     (a) each party irrevocably submits to the non-exclusive jurisdiction of the state courts of, and the federal courts located within, the State of New York, New York County, and

     (b) each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

     (c) EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

     SECTION 9.16 CERTAIN FEES, COSTS AND EXPENSES.

     In addition to costs and expenses described elsewhere in this Agreement, Issuer agrees to pay on demand all reasonable costs and expenses of the Deal Agent and each Secured Party, including without limitation:

     (a) all costs and expenses in connection with the preparation, review, negotiation, execution and delivery of any waiver, amendment, restatement, replacement or modification of the Transaction Documents, and the other documents to be delivered in connection therewith (excluding any Hedging Agreement), or any amendments, extensions and increases to any of the foregoing (including, without limitation, with respect to the preparation, review, negotiation, execution and delivery of any waiver, amendment, restatement, replacement or modification of the Transaction Documents, reasonable attorneys' fees and reasonable out-of-pocket expenses), PROVIDED, however, that the Deal Agent shall be responsible for all of the costs and expenses incurred by it and VFCC in connection with the preparation, review, negotiation, execution and delivery of the Transaction Documents;

     (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the rights or remedies of the Secured Parties under the Transaction Documents and any Hedging Agreement, or any other agreement relating thereto, or in connection with legal advice relating to the rights or responsibilities of the Secured Parties (including without limitation court costs, reasonable attorneys' fees and expenses of accountants and appraisers); and

     (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Transaction Documents, and all liabilities to which the Deal Agent may become subject as the result of delay in paying or omission to pay such taxes.

     In the event Issuer shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or Liens (except as expressly permitted herein), or fails to maintain the Collateral as required hereby, the Deal Agent in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorneys' fees and expenses, filing fees and other charges) shall be payable by Issuer on demand and shall constitute part of the Indebtedness owing hereunder.

     Issuer shall promptly pay all amounts required to be paid under this
SECTION 9.16. The Issuer's obligations under this SECTION 9.16 shall survive termination of this Agreement.

     SECTION 9.17 CONFIDENTIALITY.

     (a) Each of the Deal Agent, the Secured Parties, the Servicer, the Collateral Agent and the Transferor shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Transferor and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons ("EXCEPTED PERSONS"), PROVIDED, HOWEVER, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Deal Agent, the Secured Parties, the Servicer, the Collateral Agent and the Transferor that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Transferors and its respective affiliates, (ii) except as permitted under the following CLAUSES (iii) and (iv), disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Hedging Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this SECTION 9.17 including, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Events of Default, and priority of payment provisions.

     (b) Anything herein to the contrary notwithstanding, the Transferor and the Servicer each hereby consent to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Collateral Agent or the Secured Parties by each other, (ii) by the Deal Agent or the Issuer to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent or the Issuer to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Issuer and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Transferor or the Servicer, or (iii) any other disclosure authorized by the Transferor or the Servicer.

                           [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                         FIRST INVESTORS RESIDUAL FUNDING LIMITED
                         PARTNERSHIP, as Issuer

                               By: FIALAC Holdings, Inc.,
                               its sole general partner

                               By:
                                  ----------------------------------
                               Name: Bennie H. Duck
                               Title: Vice President and Chief Financial Officer

                               675 Bering Drive
                               Suite 710
                               Houston, Texas 77057

                         FIRST INVESTORS FINANCIAL SERVICES INC., as Servicer and as Transferor

                               By:
                                  ----------------------------------
                               Name: Bennie H. Duck
                               Title: Vice President and Chief Financial Officer

                               675 Bering Drive
                               Suite 710
                               Houston, Texas 77057

                                   FIRST UNION SECURITIES, INC.,
                                   as Deal Agent and as Collateral Agent

                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          First Union Securities, Inc.
                                          One First Union Center, TW-9
                                          Charlotte, North Carolina 28288
                                          Attention: Conduit Administration
                                          Telephone: 704-383-6036
                                          Facsimile: 704-383-1085

                                                                       Exhibit A

                          Form of Transfer Certificate

     TRANSFER CERTIFICATE (the "CERTIFICATE"), dated as of [______], by and between [NAME OF NEW TRANSFEROR] (the "TRANSFEROR"), a [JURISDICTION OF ORGANIZATION] [TYPE OF ENTITY] and First Investors Residual Funding LP, a Delaware limited Partnership (the "ISSUER"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement (hereinafter defined).

                                    RECITALS

     WHEREAS, the Sale and Servicing Agreement, dated as of December 6, 2001, by and between the Issuer, as issuer, First Investors Financial Services Inc., as transferor, and First Union Securities, Inc., as deal agent (in such capacity, the "DEAL AGENT") and collateral Agent (in such capacity, the "COLLATERAL AGENT") (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AND SERVICING AGREEMENT"), provides that [NAME OF NEW TRANSFEROR], although not originally a Transferor thereunder, may sell, transfer and assign to the Issuer additional Residual Assets.

     WHEREAS, [NAME OF NEW TRANSFEROR] was not a Transferor under the Sale and Servicing Agreement but now desires to become a Transferor thereunder.

     NOW, THEREFORE, the undersigned hereby states and agrees as follows:

     SECTION 1.1 ADDITION AS TRANSFEROR.

     (a) The undersigned agrees to be bound by all of the provisions of the Sale and Servicing Agreement applicable to a Transferor thereunder and agrees that it shall, on the date this Certificate is executed by the parties hereto, become a Transferor for all purposes of the Sale and Servicing Agreement to the same extent as if originally a party thereto.

     (b) The undersigned states that no condition or event exists which constitutes a Termination Event or Unmatured Termination Event.

     (c) The undersigned hereby states that each of the representations and warranties set forth in Section 3.1 of the Sale and Servicing Agreement are true and correct as of the date hereof.

     SECTION 1.2 CONDITIONS PRECEDENT.

     The effectiveness of this Certificate is subject to the satisfaction of the conditions precedent attached hereto as SCHEDULE A.

     SECTION 1.3 MISCELLANEOUS.

     (a) This agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to a signature page of this Certificate by facsimile shall be effective as delivery of a manually executed counterpart of this Certificate.

     (b) This Certificate may be amended from time to time by a written instrument duly executed and delivered by [NAME OF NEW TRANSFEROR] and the Issuer; PROVIDED, HOWEVER, that no such amendment shall be effective without the prior written consent of the Collateral Agent.

     (c) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be executed and delivered by a duly authorized officer on the date first above written.

                                             [NAME OF NEW TRANSFEROR]

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

ACCEPTED AS OF THE DATE FIRST
ABOVE WRITTEN:

FIRST INVESTORS RESIDUAL FUNDING
LIMITED PARTNERSHIP

By:
   ---------------------------
   Name:
   Title:

ACKNOWLEDGED AS OF THE DATE FIRST
ABOVE WRITTEN:

FIRST UNION SECURITIES, INC.,
as Collateral Agent

By:
   ---------------------------
   Name:
   Title:

                                   Schedule A

                              Conditions Precedent

   This effectiveness of this Certificate is subject to the following conditions precedent:

(a) DOCUMENTS TO BE DELIVERED BY TRANSFEROR.

    (i) EVIDENCE OF UCC FILING. Transferor shall have recorded and filed, at its own expense, a UCC-1 financing statement in each jurisdiction in which filing is required by applicable law, authorized by Transferor and naming the Issuer as purchaser of the Transferred Assets transferred by Transferor , and the Collateral Agent, as assignee, describing the Transferred Assets transferred by Transferor and the other property conveyed hereunder, meeting the requirements of the laws of each jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Transferred Assets to the Issuer. Transferor shall deliver to the Issuer, Collateral Agent and Deal Agent a file-stamped copy, or other evidence satisfactory to the Issuer and Deal Agent of such filing.

    (ii) OTHER DOCUMENTS. All other documents in the possession of Transferor relating to the Transferred Assets and any other document requested by the Deal Agent to be delivered shall have been delivered by Transferor .

(b) OPINIONS. the Issuer and the Deal Agent shall have received opinions, dated as of the date hereof, of [NAME OF COUNSEL], as to:

    (i) "true sale" of the Transferred Assets transferred hereunder from Transferor to the Issuer and substantive nonconsolidation issues under the Bankruptcy Code (each such opinion referred to herein as a "BANKRUPTCY OPINION");

    (ii) corporate, enforceability and security interest, to the effect that:

         (A) Transferor is an entity duly organized, existing and in good standing under the laws of the State of its incorporation or formation as applicable, with corporate power and authority to own its properties and conduct its business as currently conducted;

         (B) Transferor has or had at all relevant times full power, authority and legal right to exercise, deliver and perform its obligations under this Certificate and each other document to which it is a party; and has or had at all relevant times full power, authority and legal right to acquire, own and transfer the Transferred Assets pursuant to the terms hereof;

         (C) This Certificate has been duly authorized, executed and delivered by Transferor and is a valid and binding agreement, enforceable against Transferor in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

         (D) The transfer of the Transferred Assets by Transferor to the Issuer pursuant to this Certificate, the compliance by Transferor with all of the provisions of the Sale and Servicing Agreement and the consummation of the transactions therein or herein contemplated will not (1) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which Transferor is a party or by which Transferor is bound or to which any of the property or assets of Transferor is subject, (2) result in any violation of the provisions of any order known to such counsel of any court or governmental agency or body having jurisdiction over Transferor or any of its properties or (3) result in any violation of the provisions of the articles of incorporation, by-laws, certificate of formation, operating agreement or partnership agreement as applicable, of Transferor or any statute or any Applicable Law;

         (E) No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required by Transferor in connection with the consummation of the transactions contemplated in this Certificate, except such as have been obtained;

         (F) To the best of such counsel's knowledge and information, there are no actions, proceedings or investigations pending before any court or governmental authority against Transferor (1) asserting the invalidity of this Certificate, (2) seeking to prevent the consummation by Transferor of any of the transactions contemplated in this Certificate or (3) which might materially and adversely affect the performance by Transferor of its obligations under this Certificate; and

         (G) The provisions of this Certificate are effective to create a valid security interest in the Transferred Assets transferred by Transferor in favor of the Issuer and such security interest is perfected and prior to all other creditors of and purchasers of Transferor

(c) Each party shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by such party on or before the date hereof.

(d) This Certificate shall have been duly authorized, executed and delivered by the respective parties hereto, shall be in full force and effect on the date hereof and shall be in a form and substance satisfactory to the Deal Agent.

(e) The Deal Agent shall have received the following, in each case in form and substance satisfactory to it:

       (i) a copy of the resolutions of Transferor, certified by the [SECRETARY] of Transferor, duly authorizing the execution, delivery and performance by Transferor of this Certificate and any other documents executed by or on behalf of Transferor in connection with the transactions contemplated hereby; and an incumbency certificate of Transferor as to the person or persons executing or delivering each such document;

       (ii) certified completed copies of requests for information or copies (or a similar search report certified by a party acceptable to the Deal Agent), dated not more than thirty (30) days prior to the effective date of this Certificate, listing all effective financing statements that name Transferor as debtor and that are filed in the jurisdictions in which the financing statements described in CLAUSE (a)(i) of this SCHEDULE A were filed, together with copies of such financing statements, and similar search reports with respect to federal tax liens in all appropriate jurisdictions (none of which, other than the financing statements in CLAUSE
     (a)(i), shall cover any of the Transferred Assets);

       (iii) a copy of an officially certified document dated not more than thirty (30) days prior to the effective date of this Certificate evidencing good standing of Transferor issued by the Secretary of State of Transferor's state of formation and each jurisdiction where Transferor ha material operations;

       (iv) such other documents and evidence with respect to Transferor as the Deal Agent may request.

     (f) No fact or condition shall exist as of the date hereof under Applicable Law which in the Deal Agent's reasonable opinion would make it unlawful for any of the parties hereto to perform their respective obligations under this Certificate.

     (g) On or prior to the effective date of this Certificate, the Transferor shall have filed any financing statements, termination statements or amendments thereto, wherever necessary or advisable, in order to perfect the transfers and assignments of the Transferred Assets to the Issuer and the grant of the security interest therein to the Issuer and shall have delivered file-stamped copies of such financing statements or other evidence of the filing thereof to the Deal Agent.

     (h) All taxes and fees due in connection with the filing of the financing statements referred to in CLAUSE (a)(i) of this SCHEDULE A shall have been paid in full or duly provided for.

     (i) Transferor shall certify to the Deal Agent that no Servicer Termination Event, Insurer Default or Insurance Agreement Event of Default shall have occurred on or prior to the effective date of this Certificate as such terms are defined under the documents for the related Securitization.

     (j) As of the effective date of this Certificate, no action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the performance of this Certificate or any of the other agreements or the transactions contemplated hereby.

     (k) The Deal Agent shall, as of the date hereof, have been furnished with such other documents and opinions (including executed copies, addressed to it or otherwise expressly allowing it to rely thereon of such documents or opinions) delivered to any other person in connection with this Certificate and the transactions contemplated hereby as it may reasonably require;

     (l) Transferor shall certify to the Deal Agent that there has been no material adverse change in the condition (financial or otherwise), business operations, results of operations or properties of Transferor since [_________].

                                                                       Exhibit B

                    Servicing and Collection Policy
                                    [to come]

                                                                 Schedule 3.1(o)
                  Name, Jurisdiction of Formation, Address and
                    Trade Names or Other Names of Transferor

-----------------------------------------------------------------------------------------------------
                Name                       Trade         Business Address              Jurisdictions
                                           Name
-----------------------------------------------------------------------------------------------------
First Investors Auto                       N/A       675 Bering Drive, Suite 710       Delaware,
Receivables Corporation                              Houston, Texas 77057              Texas
-----------------------------------------------------------------------------------------------------
First Investors Auto Investment Corp.      N/A       675 Bering Drive, Suite 710       Delaware,
                                                     Houston, Texas 77057              Texas
-----------------------------------------------------------------------------------------------------
FIFS Acquisition Funding Company LLC       N/A       675 Bering Drive, Suite 710       Delaware,
                                                     Houston, Texas 77057              Texas
-----------------------------------------------------------------------------------------------------
First Investors Financial Services Inc.    [N/A]     [675 Bering Drive, Suite 710      [Delaware,
                                                     Houston, Texas 77057]             Texas]
-----------------------------------------------------------------------------------------------------

                                                                 Schedule 3.1(q)

                               Debt of Transferor

1. Obligations of the Transferor under that certain equipment lease agreement dated May 14, 1998 between the Transferor and BSI Capital Funding Corporation under which Schedules 1 and 2 are accounted for as operating leases by the Transferor and Schedules 3,4,5 and 6 are accounted for as Capital Leases by the Transferor.

                                                                 Schedule 3.1(s)

                     ERISA Plans Exceeding Fair Market Value

                                      None

                                                                 Schedule 3.1(u)

                          Subsidiaries; Capitalization

                               JURISDICTION
                                     OF         STOCKHOLDERS AND          AUTHORIZED         ISSUED AND OUTSTANDING
      ENTITY                   INCORPORATION  PERCENTAGE OWNERSHIP          SHARES                 SHARES
First Investors Financial      Texas         First Investors (Vermont)   1,222,223           1,222,223 shares par
Services, Inc.                               Holdings, Inc. - 100%                           value 0.001


F.I.R.C., Inc.                 Delaware      First Investors Financial   1,000 shares        $1,000 shares, par value
                                             Services, Inc. - 100%                           $1.00 per share

First Investors Auto           Delaware      First Investors Financial   1,000 shares        1,000 shares, par value
Receivables Corp.                            Services, Inc. - 100%                           $1.00 per share

First Investors Auto Capital   Delaware      First Investors Financial   1,000 shares        1,000 shares, par value
Corporation                                  Services, Inc. - 100%                           $1.00 per share


Farragut Financial             Delaware      First Investors Financial   1,000 shares        1,000 shares, par
Corporation                                  Services, Inc. - 100%                           value $1.00 per share

First Investors Auto           Delaware      First Investors Financial   1,000 shares        1,000 shares, par
Investment Corporation                       Services, Inc. - 100%                           value $1.00 per share

First Investors Insurance      Vermont       First Investors Financial   1 million           100.00 shares, par
Company                                      Services, Inc. - 100%                           value $1.00

First Investors Servicing      Delaware      First Investors Financial   10,000 shares       100 shares, par value
Corporation                                  Services, Inc. - 100%       - Common            $1.00
                                                                         Stock 10,000
                                                                         shares -
                                                                         preferred stock

FIALAC Holdings, Inc.          Delaware      First Investors Financial   1,000 shares        1,000 shares, par value
                                             Services, Inc. - 100%                           $1.00 per share

FIFS Acquisition Funding       Delaware      FIALAC Holdings - 1%        1,000 in initial    1,000 in initial capital
Corporation LLC                              First Investors Financial   capital
                                             Services, Inc. - 99%

Project Brave Limited          Delaware      FIFS Acquisition Funding    N/A                 N/A
Partnership                                  Corporation LLC - 70%
                                             First Union Securities -
                                             30%

ALAC Receivables Corp.         Delaware      First Investors Servicing   1,000 shares        1,000 shares par value
                                             Corporation - 100%                              $1.00

ALAC LLC                       Delaware      First Investors Servicing   $1,000 in           $1,000 in initial capital
                                             Corporation - 99% ALAC      initial capital
                                             Receivables Corp. - 1%

                                                                 Schedule 3.1(v)

                                Other Agreements

(i) ISDA Master Agreement dated October 21, 1996 between First Investors Financial Services, Inc. and Bank of America, N.A., as successor to NationsBank of Texas, N.A. under which the following interest rate hedging agreements were issued and outstanding of the Effective Date:

 ---------------------------------------------------------------------------------------------
  TRANSACTION                  DERIVATIVE PURCHASED/
     DATE                      TYPE       SOLD           NOTIONAL AMOUNT          EXPIRATION
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   9/27/00                     Swap      Purchased         $  50,000,000        4/15/04
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   5/31/01                     Swap      Purchased         $  50,000,000        4/15/04
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   4/7/00                      Cap       Sold              $  14,200,000        3/31/05
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   7/7/00                      Cap       Sold              $  14,900,000        6/30/05
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   8/11/00                     Cap       Sold              $  11,225,000        7/31/05
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   9/11/00                     Cap       Sold              $  30,050,000        7/31/05
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   11/14/00                    Cap       Sold              $   7,900,000        10/31/05
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   12/8/00                     Cap       Sold              $  16,910,000        3/31/06
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   1/19/01                     Cap       Sold              $   8,600,000        12/31/05
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   3/9/01                      Cap       Sold              $   8,800,000        2/28/06
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   4/19/01                     Cap       Sold              $   8,970,000        4/30/06
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   6/20/01                     Cap       Sold              $   9,010,000        3/31/06
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   8/20/01                     Cap       Sold              $   9,404,790.58     7/31/06
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
   10/05/01                    Cap       Sold              $   9,402,480.99     9/30/06
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------

                                                                 Schedule 3.6(a)
                                 Permitted Debt

                                      None

                                                                 Schedule 3.6(b)

                                 Permitted Liens

                                      None